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                                                                EXHIBIT 23

                                                        CENTEX CORPORATION
                                                  3333 HOLDING CORPORATION
                                          CENTER DEVELOPMENT COMPANY, L.P.



                            ARTHUR ANDERSEN & CO.


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 11, 1994, included in Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P.'s Joint Annual Report on Form 10-K for the year ended March 31, 1994, and to all references to our firm included in this registration statement.



                                    /s/  ARTHUR ANDERSEN & CO.

Dallas, Texas,
  August 15, 1994